EXHIBIT 10.5

SUBORDINATED PROMISSORY NOTE

$2,000,000	November 6, 2009

FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates, and in the amounts herein stipulated, the undersigned, CRIMSON EXPLORATION, INC., a Delaware corporation (“Maker”), promises to pay to the order of OCM GW HOLDINGS, LLC, a Delaware limited liability company (“Payee”), the sum of TWO MILLION DOLLARS ($2,000,000), in lawful money of the United States of America, which shall be legal tender, in payment of all debts and dues, public and private, at the time of payment, payable as stipulated herein. This Note shall bear interest to accrue at the rate of 8.0% per annum. The payment obligations of Maker under this Note are unsecured.

1.         This Note shall be paid as follows: All principal and accrued but unpaid interest shall mature and become due and payable in full on the date (such date the “Maturity Date”) which is the later of (i) November 8, 2012 and (ii) the date six months after payment in full in cash of all Obligations (as such term is defined under each of (a) that certain Amended and Restated Credit Agreement, dated May 31, 2007, among, inter alios, Maker, as borrower and Wells Fargo Bank, National Association, as administrative agent (the “First Lien Agent”), as the same may be amended, restated or otherwise modified from time to time (the “First Lien Obligations”), and (b) that certain Second Lien Credit Agreement, dated May 8, 2007, among, inter alios, Maker, as borrower, and Credit Suisse, as agent, as the same may be amended, restated or otherwise modified from time to time (such agreements, collectively, the “Senior Credit Agreements”)) (such Obligations, together with the First Lien Obligations, the “Senior Obligations”)), and the termination of all commitments to extend credit under the Senior Credit Agreements. Interest on this Note shall accrue and be added to the principal balance of this Note. For the avoidance of doubt, no interest shall be due and payable prior to the Maturity Date.

2.         It is agreed that time is of the essence of this Note, and Maker expressly agrees that in the event of default in the payment of any principal or interest when due, subject to paragraphs 7 and 8 below, Payee may, without demand, notice of presentment of default, notice of acceleration, notice of intention to accelerate or otherwise, to Maker, all of which are hereby waived by Maker, declare the entirety of this Note immediately due and payable. Upon the occurrence of any such default in payment, subject to paragraphs 7 and 8 below, Payee shall also have the right to exercise any and all of the rights, remedies and recourses now or hereafter existing in equity, law, by virtue of statute or otherwise, including. Failure to exercise said option shall not constitute a waiver on the part of Payee of the right to exercise the same at any other time.

3.         In the event of default in the making of any payment herein provided, either of principal or interest, or in the event the entirety of this Note is declared due, the interest rate on this Note shall increase by 2.0% and shall accrue and be payable at such increased rate from such time until paid.

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4.         All rights and remedies available to Payee under this Note shall be cumulative of and in addition to all other rights and remedies granted to Payee at law or in equity.

5.         Maker hereby agrees to pay all expenses incurred, including any reasonable attorneys’ fees, all of which shall become a part of the principal hereof, if this Note is in default and placed in the hands of an attorney for collection, or if collected by suit or through any probate, bankruptcy, or any other legal proceedings.

6 .        Each maker, surety and endorser waives demand, grace, notice, presentment for payment, and protest and agrees and consents that this Note may be renewed, and the time of payment extended without notice, and without releasing any of the parties.

7.         Maker agrees, and Payee by accepting this Note agrees, that this Note is subordinated in right of payment, to the extent and in the manner provided herein, to the prior payment in full in cash of all Senior Obligations, and that these subordination provisions are for the benefit, and only for the benefit, of the First Lien Agent and the lenders under the First Lien Credit Agreement (the “First Lien Lenders”; and together with the First Lien Agent, the “Senior Secured Parties”). This paragraph 7 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become or continue to be a Senior Secured Party, and such provisions are made for the benefit, and solely for the benefit, of the Senior Secured Parties, and each Senior Secured Party is made an obligee hereunder and may enforce such provisions and Payee waives notice or proof of reliance on this paragraph 7. Prior to the Maturity Date, Maker shall not make any payment or prepayments of principal or interest on account of, or repurchase, redeem, or otherwise retire (whether at the option of Payee or otherwise) this Note (each, a “Subordinated Debt Payment”).

8.       By accepting this Note, Payee agrees that:

(a)       Prior to the Maturity Date, Payee, in its capacity as an obligee under this Note, will not:

(i)        ask, demand, sue for, take or receive from Maker, directly or indirectly, in cash or other property or by set off or in any other manner, payment of all or any amount due hereunder;

(ii)       not to initiate or prosecute or encourage any other person or entity to initiate or prosecute any claim, action, objection or other proceeding (A) challenging the enforceability of the claim the Senior Secured Parties or (B) challenging the creation, legality, validity, perfection, enforceability, or priority of, or seeking to avoid, of any liens or security interests in any assets securing the Senior Obligations;

    (iii)      initiate, prosecute, or participate in any action or take any other steps to

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enforce any rights or remedies of Payee hereunder, at law or in equity, or to enforce any judgment obtained against Maker with respect to its obligations hereunder; or

(iv)      commence, or join with any creditor other than the Senior Secured Parties in commencing, any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of Maker or its successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of Maker or its successors or assigns (each of the foregoing, an “Involvency Proceeding”).

(b)       If an Insolvency Proceeding has been initiated and is continuing, then the Senior Secured Parties shall be entitled to receive payment (to be paid or delivered by Maker or any trustee in bankruptcy or any other person making such payment or distribution directly to the First Lien Lenders) in full in cash of such portion of the Senior Obligations owed to such parties in their capacities as Senior Secured Parties before Payee is entitled to receive any Subordinated Debt Payment or any other distribution of assets of Maker of any kind or character, whether in cash, property or securities, directly or indirectly, by setoff, redemption, purchase or in any other manner (a “Subordinated Debt Distribution”).

(c)       If Payee receives any Subordinated Debt Distribution in violation of this paragraph 8, then such Subordinated Debt Distribution shall be held in trust for the benefit of the Senor Secured Parties, shall be segregated from other funds and property held by Payee, and shall be promptly paid over and delivered to the First Lien Agent for application to the payment of the Senior Obligations remaining unpaid and which are owed to the Senior Secured Parties, in full in cash after giving effect to any concurrent payments or distributions to the Senior Secured Party.

9.       Maker shall promptly notify Payee of any facts known to Maker that would cause a Subordinated Debt Distribution to violate paragraph 8, but failure to give such notice shall not impair the subordination of this Note to the Senior Obligations provided in paragraph 8.

10.       After all Senior Obligations are paid in full and until this Note is paid in full, Payee shall be subrogated to the rights of the secured parties under the Senior Credit Agreements to receive distributions applicable to Senior Obligations to the extent that distributions otherwise payable to Payee have been applied to the payment of Senior Obligations. A distribution made under paragraph 8 to the First Lien Lenders that otherwise would have been made to Payee is not, as between Maker and Payee, payment by Maker on this Note.

11.       No right of any First Lien Lender to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by Maker or Payee or by its failure to comply with the terms of this Note.

                12.     This Note has been executed and delivered and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America

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applicable in Texas. Venue for any litigation between Maker and Payee with respect to this Note shall be Harris County, Texas. Maker and Payee hereby irrevocably submit to personal jurisdiction in Texas, and waive all objections to personal jurisdiction in Texas and venue in Harris County for purposes of such litigation.

13.       No modification, amendment, termination, or cancellation of any provision of this Note shall be valid and binding, unless it be in writing and signed by Maker and Payee. No failure or delay on the part of Payee in exercising any right, power or privilege hereunder and no course of dealing between Maker and Payee shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. So long as any of the Senior Obligations shall remain outstanding or the obligation of any Senior Secured Party to extend credit to Maker remains in effect, Maker shall not, without the prior written consent of holders of a majority of the loans then outstanding under the First Lien Credit Agreement (or if no such loans are then outstanding, a majority of the commitments under the First Lien Credit Agreement to make loans) or the First Lien Agent with the consent of holders of a majority of such outstanding loans or commitments, as the case may be, permit any amendment, supplement or other modification of this Note.

14.       THIS NOTE AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN MAKER AND PAYEE AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

15.       THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

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MAKER:

CRIMSON EXPLORATION INC.,

a Delaware corporation

By:/s/ E. Joseph Grady

E. Joseph Grady

Senior Vice President and

Chief Financial Officer

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